Exhibit 99.1

Lynn Pieper Investor Relations +1 (415) 202-5678 Lynn.pieper@westwicke.com	Rebecca Phillips Public Relations Manager +1 (408) 716-4773 rphillips@accuray.com

Accuray Announces Results for Third Quarter Fiscal 2013

New Order Activity Improves - First Installations of New Models — Guidance Updated

SUNNYVALE, Calif., May 7, 2013 — Accuray Incorporated (Nasdaq: ARAY) today announced financial results for the third quarter of fiscal 2013 that ended March 31, 2013. Non-GAAP results are provided to enhance understanding of Accuray’s ongoing core results of operations.

Recent highlights include an upturn in new orders booked in the third quarter, installation of the first new CyberKnife M6 Series and TomoTherapy H Series systems, and continued improvement in service revenue and gross profit margin.

“I am encouraged by the noticeable improvement in new order volume during the third quarter and the positive reception for our new products,” said Joshua Levine, president and chief executive officer of Accuray. “We are starting to see the early benefits of the actions we have been taking to improve the commercial focus and execution of our business. We look forward to further unlocking the value in our two new product platforms as we continue to focus on optimizing our commercial execution.”

Gross new product orders totaled $53.8 million during the third quarter of fiscal 2013, up from $39.8 million during the second quarter of fiscal 2013. Net new product orders totaled $44.1 million during the third quarter of fiscal 2013, up from $17.9 million during the second quarter of fiscal 2013. Ending product backlog of $297.9 million was 7% higher than $279.0 million at the end of the previous quarter, and $279.6 million at the end of the prior year third quarter.

During the third quarter of fiscal 2013, 7 units were shipped and 16 were installed, increasing Accuray’s worldwide installed base to 693 systems.

For the third quarter of fiscal 2013 Accuray reported total consolidated GAAP revenue of $70.5 million and total non-GAAP revenue of $70.6 million. By comparison, for the third quarter of fiscal 2012, total GAAP revenue was $101.8 million and total non-GAAP revenue was $101.6 million. On a non-GAAP basis product revenue was down by 59 percent from the same quarter of the prior year.

The consolidated GAAP gross margin for the third quarter of fiscal 2013 was 26.5 percent for products and 29.5 percent for services, compared to 45.9 percent for products and 20.7 percent for services for the third quarter of the prior year. The consolidated non-GAAP gross margin for the third quarter of fiscal 2013 was 34.7 percent for products and 29.5 percent for service, compared to 53.5 percent and 16.1 percent, respectively, for the third quarter of the prior year. While we expect the underlying positive trend in our service gross margin to continue, we are likely to experience quarterly fluctuations as in past quarters.

During the second and third quarters of fiscal 2013 operating expenses included $4.0 million and $4.9 million, respectively, of severance and facilities consolidation costs related to our restructuring. Excluding these charges related to our restructuring, ongoing non-GAAP operating expenses totaled $39.8 million in the third quarter compared to $44.2 million in the second quarter which demonstrates significant progress towards our goal of reducing non-GAAP operating expenses to $38 million per quarter during fiscal year 2014 with some expected quarterly fluctuations.

Consolidated GAAP net loss attributable to stockholders for the third quarter of fiscal 2013 was $31.2 million, or $0.42 per share, compared to $14.9 million or $0.21 per share for the third quarter of the prior year. Non-GAAP net loss for the third quarter of fiscal 2013 was $27.6 million or $0.37 per share compared to $9.2 million or $0.13 per share for the third quarter of the prior year.

Accuray’s cash, cash equivalents and restricted cash totaled $184.1 million as of March 31, 2013.

Outlook

Accuray management projects total revenue for fiscal 2013 of $310 million to $318 million on both a GAAP and non-GAAP basis, down from $320 million to $330 million projected after the end of our second quarter ended December 31, 2012.

Additional Information

Additional information including slides of third quarter highlights, which will be discussed during the conference call, is available in the Investor Relations section of the company’s website at www.accuray.com/investors.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Tuesday, May 7, 2013 at 2:00 p.m. PST/5:00 p.m. EST. The conference call dial-in numbers are 1-877-415-3183 (USA) or 1-857-244-7326 (International), Conference ID: 72135170.  A live webcast of the call will also be available from the Investor Relations section of the corporate website at www.accuray.com/investors.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID: 49814037, beginning at 5:00 p.m. PST/8:00 p.m. EST on May 7, 2013 and will be available through May 15, 2013. A webcast replay will also be available from the Investor Relations section of the Company’s website at www.accuray.com/investors from approximately 5:00 p.m. PST/8:00 p.m. EST today through Accuray’s release of its results for the fourth quarter of fiscal 2013, ending June 30, 2013.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), is a radiation oncology company that develops, manufactures and sells personalized, innovative treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The Company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, to total revenue, product revenue, service revenue, orders and operating expenses; the effects of the introduction of new CyberKnife and TomoTherapy Systems; commercial execution; the company’s future growth including: order growth, revenue growth and future profitability; and fiscal 2013 revenue guidance . Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: the company’s ability to convert backlog to revenue; the success of its worldwide sales and marketing efforts; the success of the introduction of our CyberKnife and TomoTherapy Systems; the extent of market acceptance for the company’s products and services; the company’s ability to manage its expenses; continuing uncertainty in the global economic environment; and other risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K filed on September 10, 2012 and the company’s reports on Form 10-Q filed on November 8, 2012 for the first quarter of fiscal 2013, February 6, 2013 for the second quarter of fiscal 2013 and the Form 10-Q to be filed for the third quarter of fiscal 2013 and our other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Accuray Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Net revenue:
Products	$25,023	$59,875	$98,821	$179,851
Services	45,524	41,720	132,253	127,218
Other	—	221	—	1,621
Total net revenue	70,547	101,816	231,074	308,690
Cost of revenue:
Cost of products	18,403	32,401	60,976	103,574
Cost of services	32,091	33,100	99,743	103,626
Cost of other	—	204	—	708
Total cost of revenue	50,494	65,705	160,719	207,908
Gross profit	20,053	36,111	70,355	100,782
Operating expenses:
Selling and marketing	12,646	12,449	41,296	40,047
Research and development	15,697	22,398	51,510	59,799
General and administrative	16,745	13,964	45,479	42,047
Total operating expenses	45,088	48,811	138,285	141,893
Loss from operations	(25,035)	(12,700)	(67,930)	(41,111)
Other expense, net	(5,565)	(838)	(8,849)	(8,074)
Loss before provision for income taxes	(30,600)	(13,538)	(76,779)	(49,185)
Provision for income taxes	603	1,247	1,867	2,152
Loss from continuing operations	(31,203)	(14,785)	(78,646)	(51,337)

Loss from discontinued operations:
Loss from operations of a discontinued variable interest entity	—	(1,748)	(3,505)	(5,470)
Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—	(12,200)	—
Loss from deconsolidation of a variable interest entity	—	—	(3,442)	—
Loss from discontinued operations, net of tax	—	(1,748)	(19,147)	(5,470)

Loss from discontinued operations attributable to noncontrolling interest	—	(1,652)	(13,289)	(5,029)
Loss from discontinued operations attributable to stockholders	—	(96)	(5,858)	(441)

Net loss attributable to stockholders	$(31,203)	$(14,881)	$(84,504)	$(51,778)

Loss per share attributable to stockholders
Basic and diluted - continuing operations	$(0.42)	$(0.21)	$(1.08)	$(0.73)
Basic and diluted - discontinued operations	$—	$—	$(0.08)	$—
Basic and diluted - net loss	$(0.42)	$(0.21)	$(1.16)	$(0.73)
Weighted average common shares used in computing loss per share
Basic and Diluted	74,016	71,120	72,953	70,692

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$477	$276	$1,043	$1,271
Selling and marketing	$256	$165	$803	$545
Research and development	$462	$501	$1,455	$1,673
General and administrative	$873	$800	$2,818	$2,812

Accuray Incorporated

Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 30,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$181,526	$143,504
Restricted cash	2,613	1,560
Accounts receivable, net of allowance for doubtful accounts	53,992	67,890
Inventories	92,225	81,693
Prepaid expenses and other current assets	15,869	16,715
Deferred cost of revenue—current	7,345	4,896
Total current assets	353,570	316,258

Property and equipment, net	35,325	37,458
Goodwill	59,368	59,215
Intangible assets, net	34,102	49,819
Deferred cost of revenue—noncurrent	2,295	2,433
Other assets	12,418	7,987
Total assets	$497,078	$473,170
Liabilities and equity
Current liabilities:
Accounts payable	$14,982	$18,209
Accrued compensation	15,456	23,071
Other accrued liabilities	26,323	31,646
Customer advances	16,114	18,177
Deferred revenue—current	91,091	83,071
Total current liabilities	163,966	174,174
Long-term liabilities:
Long-term other liabilities	4,322	5,988
Deferred revenue—noncurrent	9,087	9,675
Long-term debt	197,658	79,466
Total liabilities	375,033	269,303

Equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 200,000,000 and 100,000,000 shares; issued and outstanding: 74,096,245 and 71,864,268 shares at March 31, 2013 and June 30, 2012, respectively	74	72
Additional paid-in capital	420,511	409,143
Accumulated other comprehensive income	2,391	2,837
Accumulated deficit	(300,931)	(216,427)
Total stockholders’ equity	122,045	195,625
Noncontrolling interest	—	8,242
Total equity	122,045	203,867
Total liabilities and equity	$497,078	$473,170

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and nine months ended March 31, 2013 and 2012. “GAAP” refers to generally accepted accounting principles in the United States.

Accuray closed the acquisition of TomoTherapy on June 10, 2011 and TomoTherapy’s operations since that date are included in Accuray’s consolidated results of operations. Accounting for the impact of this acquisition has resulted in changes to the value of assets and liabilities from the amounts reflected by TomoTherapy prior to the acquisition and the creation of incremental assets and liabilities including intangible assets for developed technology and backlog, and unfavorable lease obligations. These changes have impacted revenues and expenses recorded in Accuray’s consolidated statements of operations since the close of the acquisition. In addition, Accuray has incurred significant expenses as a result of the acquisition, some of which are one-time charges while others were incurred over fiscal 2012 and 2013 for the integration of TomoTherapy.

To reflect the ongoing core results of operations of the Company, including adjusting for the impact of the acquisition of TomoTherapy, the Company has presented its operating results on an adjusted non-GAAP basis as well as in accordance with GAAP for the three and nine months ended March 31, 2013 and 2012. We use the following measures shown in the following tables, which are not calculated in accordance with GAAP. All significant adjustments to reconcile to GAAP primarily relate to the acquisition of TomoTherapy except the adjustment to Other income (expense). The Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses these non-GAAP financial measures in connection with its own budgeting and financial planning, as well as evaluating management performance for compensation purposes. These non-GAAP financial measures are in addition to, not a substitute for, nor superior to, measures of financial performance prepared in conformity with GAAP.  The supplemental financial data presented in tables from page 6 to page 9 are in thousands except for per share amounts.

Revenue

	Three months ended March 31,				Three Months Ended March 31,				Nine Months Ended March 31,				Nine Months Ended March 31,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$25,023	$83	(A)	$25,106	$59,875	$1,343	(A)	$61,218	$98,821	$348	(A)	$99,169	$179,851	$1,826	(A)	$181,677
Services	45,524	(17	)(B)	45,507	41,720	(1,548	)(B)	40,172	132,253	(109	)(B)	132,144	127,218	(10,309	)(B)	116,909
Other	—	—		—	221	—		221	—	—		—	1,621	—		1,621
Total	$70,547	$66		$70,613	101,816	(205)		101,611	$231,074	$239		$231,313	$308,690	$(8,483)		$300,207

(A)  As of the close of the acquisition, TomoTherapy’s deferred product revenue related to products shipped but not yet installed was written down to the fair value of goods and services remaining to be delivered. As a result, during the three months ended March 31, 2013 and 2012, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.1 million and $1.3 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.  For the nine months ended March 31, 2013 and 2012, product revenue recorded by Accuray for the sale of TomoTherapy products was $0.3 million and $1.8 million lower than product revenue that would have been recorded by TomoTherapy if the acquisition had not occurred.

(B)  As of the close of the acquisition, TomoTherapy’s deferred service revenue was written up to fair value. As a result, deferred service revenue recognized by Accuray during the three months ended March 31, 2013 and 2012 was less than $0.1 and $1.9 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred. Partially offsetting the $1.9 million deferred revenue adjustment for the three months ended March 31, 2012, Accuray recorded a reserve for returns of $0.4 million to reflect the expected return of spare parts from TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide service directly to these customers. For the nine months ended March 31, 2013 and 2012, deferred service revenue recognized was $0.1 million and $10.7 million higher than the amount that would have been recognized by TomoTherapy if the acquisition had not occurred. Partially offsetting the $10.7 million deferred revenue adjustment for the three months ended March 31, 2012, Accuray recorded a reserve for returns of $0.4 million to reflect the expected return of spare parts from TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide service directly to these customers.

Cost of Revenue

	Three months ended March 31,				Three Months Ended March 31,				Nine Months Ended March 31,				Nine Months Ended March 31,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Products	$18,403	$(2,019	)(C)	$16,384	$32,401	$(3,938	)(C)	$28,463	$60,976	$(7,626	)(C)	$53,350	$103,574	$(19,978	)(C)	$83,596
Services	32,091	(12	)(D)	32,079	33,100	621	(D)	33,721	99,743	(7	)(D)	99,736	103,626	(2,530	)(D)	101,096
Other	—	—		—	204	—		204	—	—		—	708	—		708
Total	$50,494	$(2,031)		$48,463	$65,705	$(3,317)		$62,388	$160,719	$(7,633)		$153,086	$207,908	$(22,508)		$185,400

(C)  Products cost of revenue included the following charges arising from the acquisition of TomoTherapy and Morphormics: $2.0 million and $7.6 million, respectively, during the three and nine months ended March 31, 2013 for amortization of intangible assets created by the acquisitions.  For the three and nine months ended March 31, 2012, respectively: $0.1 million and $8.3 million due to the write up of finished goods and work-in-process inventory on hand at the time of the acquisition from cost basis to fair value, $3.8 million and $11.5 million for amortization of intangible assets created by the acquisition, and less than $0.1 million and $0.2 million due to employee severance and retention expenses.

(D)  Services cost of revenue included the following adjustments to expenses arising from the acquisition of TomoTherapy during the three and nine months ended March 31, 2013: less than $-0- and $0.3 million charges for property, plant and equipment revaluation; less than $(0.1) million and $(0.4) million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves, both of which were related to service provided during the periods.  For the three and nine months ended March 31, 2012: $-0- and $3.6 million charge due to the write up of service related inventory on hand at the time of the acquisition from cost basis to fair value, $(0.6) million and $(3.1) million reductions in expenses due to the roll out of fair value increases in warranty and loss contracts reserves for the periods of service consumed, $0.1 million and $0.3 million charges for property, plant and equipment revaluation, $0.1 million and $1.9 million charges due to employee severance, integration and retention expenses, and $(0.3) million and $(0.3) million of credits to reflect the cost of spare parts expected to be returned by TomoTherapy distributors who will cease servicing TomoTherapy systems once the integration is complete and Accuray personnel begin to provide servie directly to these customers.

Gross Profit

	Three months ended March 31,			Three Months Ended March 31,			Nine Months Ended March 31,			Nine Months Ended March 31,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	$6,620	$2,102	$8,722	$27,474	$5,281	$32,755	$37,845	$7,974	$45,819	$76,277	$21,804	$98,081
Services	13,433	(5)	13,428	8,620	(2,169)	6,451	32,510	(102)	32,408	23,592	(7,779)	15,813
Other	—	—	—	17	—	17	—	—	—	913	—	913
Total	$20,053	$2,097	$22,150	$36,111	$3,112	$39,223	$70,355	$7,872	$78,227	$100,782	$14,025	$114,807

Gross Profit Margin

	Three months ended March 31,			Three Months Ended March 31,			Nine Months Ended March 31,			Nine Months Ended March 31,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Products	26.5%	8.2%	34.7%	45.9%	7.6%	53.5%	38.3%	7.9%	46.2%	42.4%	11.6%	54.0%
Services	29.5%	(0.0)%	29.5%	20.7%	(4.6)%	16.1%	24.6%	(0.1)%	24.5%	18.5%	(5.0)%	13.5%
Other	—	—	—	7.7%	—	7.7%	—	—	—	56.3%	—	56.3%
Total	28.4%	3.0%	31.4%	35.5%	3.1%	38.6%	30.4%	3.4%	33.8%	32.6%	5.6%	38.2%

Operating Expenses

	Three months ended March 31,				Three Months Ended March 31,				Nine Months Ended March 31,				Nine Months Ended March 31,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Selling and Marketing	$12,646	$—	(E)	$12,646	$12,449	$(67	)(E)	$12,382	$41,296	$(11	)(E)	$41,285	$40,047	$(1,837	)(E)	$38,210

Research and Development	15,697	(133	)(F)	15,564	22,398	(340	)(F)	22,058	51,510	(484	)(F)	51,026	59,799	(1,224	)(F)	58,575

General and Administrative	16,745	(278	)(G)	16,467	13,964	(1,124	)(G)	12,840	45,479	(1,824	)(G)	43,655	42,047	(4,731	)(G)	37,316
Total	$45,088	$(411)		$44,677	$48,811	$(1,531)		$47,280	$138,285	$(2,319)		$135,966	$141,893	$(7,792)		$134,101

(E)

For the three and nine months ended March 31, 2013, less than $0.1 million charge for property, plant and equipment revaluation. For the three months ended March 31, 2012, approximately $0.1 million charge primarily due to employee severance, integration and retention expenses. For the nine months ended March 31, 2012, $1.8 million charge due to employee severance and retention expenses, and preparation for integration of work forces and operations.

(F)

For the three and nine months ended March 31, 2013: less than $0.1 million and $0.3 million due to retention expenses from the acquisition of Morphormics, and less than $0.1 million and $0.2 million due to property, plant and equipment revaluation from acquisition of TomoTherapy. For the three and nine months ended March 31, 2012, $0.3 million and $1.2 million charges primarily due to employee severance, integration and retention expenses.

(G)

For the three and nine months ended March 31, 2013: $-0- and $0.3 million charge primarily due to employee severance from the acquisition of Morphormics, $-0- and $0.5 million related to employee severance and retention due to consolidation of European offices, and $0.3 million and $1.1 million due to property, plant and equipment revaluation due to the acquisition of TomoTherapy. For the three months ended March 31, 2012, $0.4 million charge due to employee severance and retention expenses, $0.2 million charge related to preparation for integration of work forces and operations, and $0.5 million charge for property, plant and equipment revaluation. For the nine months ended March 31, 2012, $2.0 million charge due to employee severance and retention expenses, $1.3 million charge related to preparation for integration of work forces and operations, and $1.4 million charge for property, plant and equipment revaluation.

Net loss attributable to Stockholders

	Three months ended March 31,				Three months ended March 31,				Nine Months Ended March 31,				Nine Months Ended March 31,
	2013	2013		2013	2012	2012		2012	2013	2013		2013	2012	2012		2012
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Loss From Operations	$(25,035)	$2,508	(H)	$(22,527)	$(12,700)	$4,643	(H)	$(8,057)	$(67,930)	$10,191	(H)	$(57,739)	$(41,111)	$21,817	(H)	$(19,294)
Other Expense	(5,565)	1,093	(I)	(4,472)	(838)	991	(I)	153	(8,849)	2,530	(K)	(6,319)	(8,074)	2,589	(I)	(5,485)
Provision For Income Taxes	603	—		603	1,247	—		1,247	1,867	—		1,867	2,152	—		2,152
Loss from Continuing Operations	$(31,203)	$3,601		$(27,602)	$(14,785)	$5,634		$(9,151)	$(78,646)	$12,721		$(65,925)	$(51,337)	$24,406		$(26,931)

Loss from operations of a discontinued variable interest entity	—	—		—	(1,748)	—		(1,748)	(3,505)	—		(3,505)	(5,470)	—		(5,470)

Impairment of indefinite lived intangible asset of discontinued variable interest entity	—	—		—	—	—		—	(12,200)	12,200	(L)	—	—	—		—

Loss from deconsolidation of a variable interest entity	—	—		—	—	—		—	(3,442)	3,442	(J)	—	—	—		—
Loss from discontinued operations, net of tax	$—	$—		$—	$(1,748)	$—		$(1,748)	$(19,147)	$15,642		$(3,505)	$(5,470)	$—		$(5,470)

Loss from discontinued operations attributable to noncontrolling interest	—	—		—	(1,652)	—		(1,652)	(13,289)	10,323	(M)	(2,966)	(5,029)	—		(5,029)
Loss from discontinued operations attributable to stockholders	$—	$—		$—	$(96)	$—		$(96)	$(5,858)	$5,319		$(539)	$(441)	$—		$(441)

Net Loss Attributable to Stockholders	$(31,203)	$3,601		$(27,602)	$(14,881)	$5,634		$(9,247)	$(84,504)	$18,040		$(66,464)	$(51,778)	$24,406		$(27,372)

(H)           Represents impact of all adjustments (A) through (G) on loss from operations.

(I)               Represents non-cash interest expense arising from the accretion of interest expense on the long-term debt.

(J)              Represents loss from deconsolidation of CPAC.

(K)           Includes $3.1 million non-cash interest expense arising from the accretion of interest expense on the long-term debt, offset by $0.6 million gain on previously held equity interest due to the acquisition of Morphormics.

(L)            Represents the impairment charges related to the write-down of the in-process research and development (IPR&D) asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company in Q2’13.

(M)          Represents the noncontrolling portion of the $12.2 million impairment charge related to the write-down of the IPR&D asset based on results of research and development work carried out by CPAC, a variable interest entity deconsolidated by the Company in Q2’13.

Loss per share attributable to stockholders

	Three months ended March 31,			Three Months Ended March 31,			Nine Months Ended March 31,			Nine Months Ended March 31,
	2013	2013	2013	2012	2012	2012	2013	2013	2013	2012	2012	2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Basic and diluted - continuing operations	$(0.42)	$0.05	$(0.37)	$(0.21)	$0.08	$(0.13)	$(1.08)	$0.18	$(0.90)	$(0.73)	$0.35	$(0.38)

Basic and diluted - discontinued operations	$(0.00)	$(0.00)	$(0.00)	$0.00	$(0.00)	$(0.00)	$(0.08)	$0.07	$(0.01)	$—	$(0.01)	$(0.01)

Basic and diluted - net loss	$(0.42)	$0.05	$(0.37)	$(0.21)	$0.08	$(0.13)	$(1.16)	$0.25	$(0.91)	$(0.73)	$0.34	$(0.39)

Weighted average common shares used in computing loss per share	74,016		74,016	71,120		71,120	72,953		72,953	70,692		70,692